EXHIBIT 22.1

List of Subsidiary Issuers and Guarantors of CareTrust REIT, Inc.

The following subsidiaries of CareTrust REIT, Inc. (the “Company”) are issuers or guarantors of the Company’s $300.0 million aggregate principal amount of 5.25% Senior Notes due 2025 issued on May 10, 2017:

Issuers:

CTR PARTNERSHIP, L.P.
CARETRUST CAPITAL CORP.

Guarantors:

CARETRUST REIT, INC.
18TH PLACE HEALTH HOLDINGS LLC
49TH STREET HEALTH HOLDINGS LLC
4TH STREET HOLDINGS LLC
51ST AVENUE HEALTH HOLDINGS LLC
ANSON HEALTH HOLDINGS LLC
ARAPAHOE HEALTH HOLDINGS LLC
ARROW TREE HEALTH HOLDINGS LLC
AVENUE N HOLDINGS LLC
BIG SIOUX RIVER HEALTH HOLDINGS LLC
BOARDWALK HEALTH HOLDINGS LLC
BOGARDUS HEALTH HOLDINGS LLC
BURLEY HEALTHCARE HOLDINGS LLC
CASA LINDA RETIREMENT LLC
CEDAR AVENUE HOLDINGS LLC
CHERRY HEALTH HOLDINGS LLC
CM HEALTH HOLDINGS LLC
COTTONWOOD HEALTH HOLDINGS LLC
CTR ARVADA PREFERRED, LLC
CTR CASCADIA PREFERRED, LLC
DALLAS INDEPENDENCE LLC
DIXIE HEALTH HOLDINGS LLC
EMMETT HEALTHCARE HOLDINGS LLC
ENSIGN BELLFLOWER LLC
ENSIGN HIGHLAND LLC
ENSIGN SOUTHLAND LLC
EVERGLADES HEALTH HOLDINGS LLC
EXPO PARK HEALTH HOLDINGS LLC
EXPRESSWAY HEALTH HOLDINGS LLC
FALLS CITY HEALTH HOLDINGS LLC
FIFTH EAST HOLDINGS LLC
FIG STREET HEALTH HOLDINGS LLC
FLAMINGO HEALTH HOLDINGS LLC
FORT STREET HEALTH HOLDINGS LLC
GAZEBO PARK HEALTH HOLDINGS LLC
GILLETTE PARK HEALTH HOLDINGS LLC
GOLFVIEW HOLDINGS LLC
GRANADA INVESTMENTS LLC
GUADALUPE HEALTH HOLDINGS LLC
GULF COAST BUYER 1, LLC
HILLENDAHL HEALTH HOLDINGS LLC
HILLVIEW HEALTH HOLDINGS LLC
IRVING HEALTH HOLDINGS LLC
IVES HEALTH HOLDINGS LLC
JEFFERSON RALSTON HOLDINGS LLC

JORDAN HEALTH PROPERTIES LLC
JOSEY RANCH HEALTHCARE HOLDINGS LLC
KINGS COURT HEALTH HOLDINGS LLC
LAFAYETTE HEALTH HOLDINGS LLC
LEMON RIVER HOLDINGS LLC
LOCKWOOD HEALTH HOLDINGS LLC
LONG BEACH HEALTH ASSOCIATES LLC
LOWELL HEALTH HOLDINGS LLC
LOWELL LAKE HEALTH HOLDINGS LLC
LUFKIN HEALTH HOLDINGS LLC
MEADOWBROOK HEALTH ASSOCIATES LLC
MEMORIAL HEALTH HOLDINGS LLC
MESQUITE HEALTH HOLDINGS LLC
MISSION CCRC LLC
MOENIUM HOLDINGS LLC
MOUNTAINVIEW COMMUNITYCARE LLC
NORTHSHORE HEALTHCARE HOLDINGS LLC
OLESON PARK HEALTH HOLDINGS LLC
OREM HEALTH HOLDINGS LLC
PAREDES HEALTH HOLDINGS LLC
PLAZA HEALTH HOLDINGS LLC
POLK HEALTH HOLDINGS LLC
PRAIRIE HEALTH HOLDINGS LLC
PRICE HEALTH HOLDINGS LLC
QUEEN CITY HEALTH HOLDINGS LLC
QUEENSWAY HEALTH HOLDINGS LLC
RB HEIGHTS HEALTH HOLDINGS LLC
REGAL ROAD HEALTH HOLDINGS LLC
RENEE AVENUE HEALTH HOLDINGS LLC
RILLITO HOLDINGS LLC
RIO GRANDE HEALTH HOLDINGS LLC
SALMON RIVER HEALTH HOLDINGS LLC
SALT LAKE INDEPENDENCE LLC
SAN CORRINE HEALTH HOLDINGS LLC
SARATOGA HEALTH HOLDINGS LLC
SILVER LAKE HEALTH HOLDINGS LLC
SILVERADA HEALTH HOLDINGS LLC
SKY HOLDINGS AZ LLC
SNOHOMISH HEALTH HOLDINGS LLC
SOUTH DORA HEALTH HOLDINGS LLC
STILLHOUSE HEALTH HOLDINGS LLC
TEMPLE HEALTH HOLDINGS LLC
TENTH EAST HOLDINGS LLC
TERRACE HOLDINGS AZ LLC
TRINITY MILL HOLDINGS LLC
TROUSDALE HEALTH HOLDINGS LLC
TULALIP BAY HEALTH HOLDINGS LLC
VALLEY HEALTH HOLDINGS LLC
VERDE VILLA HOLDINGS LLC
WAYNE HEALTH HOLDINGS LLC
WILLITS HEALTH HOLDINGS LLC
WILLOWS HEALTH HOLDINGS LLC
WISTERIA HEALTH HOLDINGS LLC